EXHIBIT 99.1

Pegasus Digital Mobility Acquisition Corp. Announces Redemption Results and Confirms Voluntary Payment Amount

GREENWICH, CT (July 27, 2023) -- Pegasus Digital Mobility Acquisition Corp. (NYSE: PGSS.U) (the "Company"), a special purpose acquisition company founded by Pegasus Digital Mobility Sponsor (the "Sponsor") and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination with one or more businesses or assets (a "Business Combination"), today announced that holders of 2,195,855 of the Company's Class A ordinary shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company's trust account in connection with the announcement of the further extension of the period of time the Company has to consummate its proposed Business Combination with Gebr. SCHMID GmbH (the "SCHMID Group") to December 31, 2023. As a result, approximately $53.7 million will be remaining in the Company's trust account. Following the redemption, the Company's remaining number of issued and outstanding Class A ordinary shares was 5,003,218.

Commencing on August 1, 2023 and paid on the first day of each month thereafter until the earliest of (i) the date on which the Company consummates a Business Combination or (ii) December 31, 2023, the Sponsor will deposit $150,096.54 per month into the Company's trust account, representing $0.03 (three U.S. cents) per Class A ordinary share then in issue. The contribution amount shall be made available and paid on a monthly basis after the issuance of a non-convertible unsecured promissory note from the Company to the Sponsor in connection therewith. Should the Company's Board determine that it will not be able to consummate the initial Business Combination by December 31, 2023 and that the Company shall instead liquidate, the Sponsor's obligation to continue to make such contributions shall immediately cease. If the Board determines that more time is needed to consummate the initial Business Combination, a shareholders' vote in an extraordinary general meeting will be required to change the second amended and restated memorandum and articles of association of the Company.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements involve predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to certain risks and uncertainties, including but not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed Business Combination with the SCHMID Group;

•	the outcome of any legal proceedings that may be instituted against the Company, the SCHMID Group, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto;

•	the inability to complete the Business Combination with the SCHMID Group due to the failure to obtain approval of the shareholders of the Company or to satisfy other conditions to closing;

•	changes to the proposed structure of the Business Combination with the SCHMID Group that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination;

•	the ability to meet stock exchange listing standards following the consummation of the Business Combination with the SCHMID Group;

•	the risk that the Business Combination disrupts current plans and operations of the Company or the SCHMID Group as a result of the announcement and consummation of the Business Combination with the SCHMID Group;

•	the ability to recognise the anticipated benefits of the Business Combination with the SCHMID Group, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•	costs related to the Business Combination with the SCHMID Group;

•	changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain regulatory approvals required to complete the Business Combination with the SCHMID Group;

•	the possibility that the Company, the SCHMID Group or the combined company may be adversely affected by other economic, business, and/or competitive factors;

•	the estimates of expenses and profitability and underlying assumptions with respect to shareholder redemptions and purchase price and other adjustments; and

•	other risks and uncertainties set forth in the section entitled "Risk Factors" in the Company's prospectus on Form S-1 approved by the SEC.

The foregoing list of factors is not exhaustive. The forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the SCHMID Group and the Company assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Copies of the Company's registration statement are available on the SEC’s website, www.sec.gov.

Additional Information and Where to Find It

INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ANY DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of any documents (including any amendments or supplements thereto) filed with the SEC through the website maintained by the SEC at www.sec.gov or by directing a request to:

Pegasus Contact Information

Investor Relations

investor-relations@pegasusdm.com